UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2011

Date of Report (Date of earliest event reported)

Rovi Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 15, 2011, Rovi Corporation (the “Company”) announced the appointment of Mr. Thomas Carson as President and Chief Executive Officer. In this position, Mr. Carson will serve as the Principal Executive Officer of the Company. Mr. Carson was also appointed as a member of the Company’s Board of Directors.

The Company entered into an offer letter agreement with Mr. Carson dated December 14, 2011, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the agreement, Mr. Carson is employed on an “at will” basis, is entitled to an initial annual base salary of $550,000, and is eligible to participate in the Senior Executive Company Incentive Plan (the “EIP”) with a cash bonus target equal to 100% of his base salary. Rovi also will grant Mr. Carson, on January 3, 2012, options to purchase 300,000 shares of Company common stock, having a term of seven years and vesting over four years, with 25% vesting on the one-year anniversary of the grant date and the remaining vesting monthly thereafter. Additionally, Rovi will grant Mr. Carson two Restricted Stock Awards on January 3, 2012, the first in the amount of 100,000 shares and the second in the amount of 150,000 shares (the “RSAs”). The first of such RSAs (the 100,000 share RSA) will vest over four (4) years with 25% vesting on each of the annual anniversaries of the grant date. The second of such RSAs (the 150,000 share RSA) will vest over a period of up to four years based on the achievement of total annual (measured on a calendar year basis) adjusted pro forma operating profit performance metrics.

Also on December 14, 2011, the Company entered into an Amended and Restated Executive Severance and Arbitration Agreement (the “Severance Agreement”) with Mr. Carson, which supersedes and replaces Mr. Carson’s Executive Severance and Arbitration Agreement dated December 21, 2009. A copy of the Severance Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference.

The Severance Agreement provides, among other things, that if, at any time, the Company terminates Mr. Carson’s employment without Cause, and other than as a result of Mr. Carson’s death or disability, or Mr. Carson resigns for Good Reason, then (i) the Company shall continue to pay Mr. Carson at his regular base pay and shall provide certain Welfare Benefits for a period of 12 months immediately following the termination of employment; (ii) the Company shall pay Mr. Carson an amount equal to Mr. Carson’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) for the year in which Mr. Carson’s termination occurs, payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date; and (iii) Stock Awards (other than performance-based awards and future grants of similar performance-based vesting shares) held by Mr. Carson as of the date of termination will immediately vest and become exercisable as to the number of shares that would have vested in accordance with the applicable vesting schedule as if Mr. Carson had been in service for an additional twelve months after the termination date. Additionally, in the event that a Change in Control of the Company occurs and, within the period beginning ninety (90) days before the date of the Change in Control and ending 12 months thereafter, Mr. Carson’s employment either is terminated by the Company without Cause or Mr. Carson voluntarily terminates his employment with the Company with Good Reason, (i) the Company shall pay Mr. Carson the severance benefits discussed above; provided, that if Mr. Carson commences within such 12 month period new employment with compensation that is substantially comparable to such severance pay, Mr. Carson’s salary continuation and Welfare Benefits shall cease on the later of the date six months after the termination of employment with the Company or the date Mr. Carson commences new employment; and (ii) all Stock Awards held by Mr. Carson as of the date of termination will immediately vest and become exercisable. Payment of the severance benefits is conditioned, among other things, on Mr. Carson delivering an effective, general release of claims in favor of the Company and on his resignation from the Company’s Board of Directors.

Capitalized terms used above but not defined are defined in the Severance Agreement. The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by reference to the copy of the Amended and Restated Executive Severance and Arbitration Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of Principal Executive Officer and Election of Director

On December 15, 2011, the Company announced the appointment of Mr. Thomas Carson as President and Chief Executive Officer, and as a director of the Company. A copy of the press release announcing Mr. Carson’s appointment is attached as Exhibit 99.1 to this report. The material terms and conditions of Mr. Carson’s employment with the Company are described under Item 1.01 above, which description is incorporated by reference into this Item 5.02.

Mr. Carson, age 52, joined the Company in May 2008 when the acquisition of Gemstar-TV Guide International by the Company was completed, most recently served as the Company’s Executive Vice President of Sales and Marketing and previously served as Executive Vice President of Sales and Services. From April 2006 to May 2008, Mr. Carson served in various capacities at Gemstar, including President of the North American IPG business and President for North American CE business. From February 2005 to April 2006, Mr. Carson served as Executive Vice President of Operational Efficiency programs at Thomson Multimedia Corporation and from February 2004 to February 2005, he served as Executive Vice President, Global Sales and Services at Thomson. Mr. Carson holds a B.S in business administration and an MBA from Villanova University.

Departure of Principal Executive Officer

On Mr. Carson’s appointment, Mr. Alfred J. Amoroso ceased serving as the Company’s President and Chief Executive Officer. Mr. Amoroso will assist Mr. Carson in transition matters and will continue in employment with the Company pursuant to the terms of his Executive Succession Planning Agreement dated May 25, 2011, a copy of which was filed with the SEC at that time.

Item 9.01    Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Offer letter to Thomas Carson dated December 14, 2011

10.2	Amended and Restated Executive Severance and Arbitration Agreement with Thomas Carson dated December 14, 2011

99.1	Press release announcing appointment of Thomas Carson as President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: December 16, 2011	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel